Exhibit 99.4

Cellectar Biosciences Reschedules Release of First Quarter Financials and Quarterly Conference Call

MADISON, Wis., May 11, 2015, – Cellectar Biosciences, Inc. (NASDAQ: CLRB), a clinical stage biopharmaceutical company developing innovative agents for the detection and treatment of cancer, announced that it is rescheduling the release of its first quarter financial results. The Company currently expects that it will file a Form 12b-25 to obtain additional time in which to complete its quarterly report on Form 10-Q for the first quarter of 2015, file its quarterly report with the SEC on or prior to May 20th and host a conference call with investors during the week of May 18th. Cellectar will issue a press release with the revised date and time for the call prior to the event.

Cellectar is postponing the release of its first quarter financial results to allow the audit committee, management and external auditors additional time to further evaluate the impact of a change in the accounting treatment of previously issued warrants. The potential change in accounting treatment may result in a non-cash, non-operating liability related to warrants previously reported as equity. The audit committee does not anticipate any impact on the Company’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is developing agents to detect, treat and monitor a broad spectrum of cancers. Using a novel phospholipid ether analog (PLE) platform technology as a targeted delivery and retention vehicle, Cellectar’s compounds are designed to be selectively taken up and retained in cancer cells including cancer stem cells. With the ability to attach both imaging and therapeutic agents to its proprietary delivery platform, Cellectar has developed a portfolio of product candidates engineered to leverage the unique characteristics of cancer cells to “find, treat and follow” malignancies in a highly selective way. I-124-CLR1404 is a small-molecule, broad-spectrum, cancer-targeted PET imaging agent currently being evaluated in a Phase II glioblastoma imaging trial. Additionally, multiple investigator-sponsored Phase I/II clinical trials are ongoing across 11 solid tumor indications. I-131-CLR1404 is a small-molecule, broad-spectrum, cancer-targeted molecular radiotherapeutic that delivers cytotoxic radiation directly and selectively to cancer cells including cancer stem cells. A Phase Ib dose-escalation trial of I-131-CLR1404 in patients with advanced solid tumors was completed in the first quarter of 2014 and results presented at the American Society of Clinical Oncology (ASCO) 2014 Annual Meeting. CLR1502 is a preclinical, cancer-targeted, non-radioactive optical imaging agent for intraoperative tumor margin illumination and non-invasive tumor imaging. For additional information please visit www.cellectar.com.

INVESTOR CONTACT

Kate McNeil, Vice President of IR, PR & Corporate Communications

Cellectar Biosciences, Inc.

Phone: (347) 204-4226

Email: kmcneil@cellectar.com

This news release contains forward-looking statements.  You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates.   These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made.  These statements are based on our current beliefs and expectations as to such future outcomes.  Factors that might cause such a material difference include, among others, potential delays in the completion of our analysis of the impact of the potential change in the accounting treatment of the previously issued warrants on our financial statements and the risk that additional information will come to light during the course of our analysis or the review thereof by our registered independent accounting firm that alters the scope or magnitude of the impact of that change. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2014. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.